UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
October 5, 2010
Date of Report (date of earliest event reported)
INTEVAC, INC.
(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	0-26946 (Commission File Number)	94-3125814 (IRS Employer Identification Number)
3560 Bassett Street
Santa Clara, CA 95054
(Address of principal executive offices)
(408) 986-9888
(Registrant’s telephone number, including area code)
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends the Form 8-K filed by Intevac, Inc. with the Securities and Exchange Commission on October 7, 2010 to add Mr. Rohr’s Board of Director committee assignment.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          On October 5, 2010, the Board of Directors of Intevac, Inc. (the “Company”), upon the recommendation of the Company’s Nominating and Corporate Governance Committee, took action to elect Mr. Thomas Rohrs, Chief Executive Officer of Skyline Solar, to the Board, effective as of October 5, 2010, and, effective upon the election of Mr. Rohrs, to increase the size of the Board from seven to eight members. On November 11, 2010, Mr. Rohrs was appointed by the Board of Directors to serve as a member of the Audit Committee of the Board.
          Mr. Rohrs is not a party to any arrangement or understanding pursuant to which he was selected as a director, nor is Mr. Rohrs a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
          A copy of the press release issued by the Company announcing Mr. Rohrs’s election to the Board is furnished herewith as Exhibit 99.1.
          Mr. Rohrs received an option grant of 18,000 shares as well as receives the Company’s $45,000 annual retainer for directors in accordance with its director compensation guidelines.

Item 9.01.	Financial Statements and Exhibits
(c)	Exhibits
99.1	Press Release.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.
Date: November 12, 2010	/s/ JEFFREY ANDRESON
Jeffrey Andreson
Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit
No	Description
99.1*	Press Release, dated October 7, 2010, entitled “Intevac, Inc. Names Thomas Rohrs to Board of Directors”

*	Previously filed.